UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549




                                  FORM 8-K





                               CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                       Date of Report:  June 24, 1997



                     SPATIALIZER AUDIO LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                  33-90532               95-4484725
(State or other jurisdiction   Commission File Number:   (I.R.S. Employer
 of incorporation or                                      Identification No.)
 organization)


                      20700 VENTURA BOULEVARD, SUITE 134
                    WOODLAND HILLS, CALIFORNIA  91364-2357
                   (Address of principal executive offices)


                      TELEPHONE NUMBER:  (818) 227-3370
              (Registrant's telephone number, including area code)

ITEMS 1.- 4.		NOT APPLICABLE


ITEM 5.		OTHER EVENTS

On June 6, 1997, the Board of Directors took action to amend the outstanding non-qualified stock options granted to certain directors, employees and principals of the Company in July, 1992. The amendment extends the term of the options to purchase 288,800 shares of common stock from five years to ten years from the date of grant, resulting in expiration dates in July, 2002. The exercise price of the options remains the same. This action is consistent with the action in April, 1997 of the Compensation Committee of the Board of Directors to reprice qualified stock options to purchase
150,000 shares of common stock granted to the CEO in December, 1995.   The
option exercise price was adjusted from $3.90 U.S. to $1.50 U.S. (the closing market price on April 1). The vesting schedule for the options, which allows for even vesting over a three year period from the date of grant, was not modified.

On May 1, 1997, the Board of Directors took action to amend the outstanding stock purchase warrants issued in connection with private placements in May and June of 1996. The amendment extends the term of the warrants to purchase 310,000 shares of common stock from one year to two years from the date of issuance, resulting in expiration dates in May and June of 1998. The exercise prices of the warrants remain the same. This action is consistent with the action of the Board of Directors in February, 1997 to modify the terms of the share purchase warrants originally issued in connection with private placements in May and June of 1996. The revised terms included (1) an increase in the number of common shares acquirable upon exercise of the warrants from 155,000 shares to 310,000 shares, and
(2) a reduction of the exercise price per share from $4.75 U.S. to $1.75 U.S. (the closing market price on the date of the modification).


ITEMS 6. - 8.		NOT APPLICABLE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:	June 24, 1997		               		SPATIALIZER AUDIO LABORATORIES, INC.
                                 						(Registrant)




                                       /s/STEVEN D. GERSHICK
                                       ---------------------------
                                       Steven D. Gershick
                                       President, CEO, and Chairman


                                       /s/MICHAEL BOLCEREK
                                       ---------------------------
                                       Michael Bolcerek
                                       CFO and V.P. Finance